T. Rowe Price Exchange-Traded Funds, Inc. 485BPOS

Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of T. Rowe Price Exchange-Traded Funds, Inc. of our report dated December 18, 2025, relating to the financial statements and financial highlights, which appears in T. Rowe Price International Equity ETF, T. Rowe Price Intermediate Municipal Income ETF, T. Rowe Price Global Equity ETF, T. Rowe Price International Equity Research ETF and T. Rowe Price QM U.S. Bond ETF’s (five of the funds constituting T. Rowe Price Exchange-Traded Funds, Inc.) Certified Shareholder Reports on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
December 22, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Fund Service Providers” in the Registration Statement on Form N-1A of the T. Rowe Price Active Core International Equity ETF and T. Rowe Price Emerging Markets Equity Research ETF (two of the funds constituting T. Rowe Price Exchange-Traded Funds, Inc.).

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
December 22, 2025